Exhibit 5.1

Michael E. Tenta

(+1 650 843 5636

mtenta@cooley.com

February 20, 2014

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Cytokinetics, Incorporated, a Delaware corporation (the “Company”), of up to 5,031,250 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) (including up to 656,250 shares that may be sold pursuant to the exercise of an over-allottment option), pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-192125), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on November 6, 2013 and declared effective by the Commission on December 23, 2013 (the “Registration Statement”), and the related prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares to be filed with the Commission pursuant to Rule 424(b) promulgated under the Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). All of the Shares are to be issued and sold by the Company as described in the Registration Statement and Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended, its Amended and Restated Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Cytokinetics, Incorporated

Page Two

Very truly yours,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM